UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

November 27, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Suite 150, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

Deregistration of Common Stock

On November 27, 2012, Heritage Bankshares, Inc. (the “Company”) filed a Form 15 terminating the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company is relying on Section 12(g)(4) of the Exchange Act, as amended by the Jumpstart Our Business Startups Act, to terminate its registration with respect to its class of shares of Common Stock. Accordingly, the Section 12(g) registration will be terminated 90 days after the filing of the Form 15, whereupon the Company will have no further reporting obligations under the Exchange Act, except that pursuant to Section 15(d) of the Exchange Act the Company will file a Form 10-K for its fiscal year ended December 31, 2012 on or before March 31, 2013. In addition, until the date of termination of its 12(g) registration, the Company is required to and will file all reports required by the Exchange Act Sections 13(a), 14 and 16.

The foregoing is qualified by reference to the press release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Extension of Share Repurchase Program

On November 27, 2012, the Company issued a press release announcing that the Company’s Board of Directors has approved the extension to March 31, 2013 of the share repurchase program that was originally authorized in January 2012.

The foregoing is qualified by reference to the press release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release issued by Heritage Bankshares, Inc. on November 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: November 27, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Heritage Bankshares, Inc. on November 27, 2012.